CLETHA A. WALSTRAND
                                 Attorney at Law
                           8 East Broadway, Suite 609
                            Salt Lake City, UT 84111
                   Office: 801-363-0890     Fax: 801-363-8512
                             cwalstrand@networld.com

                                  June 23, 2003

The  Board  of  Directors
Cal-Bay  International,  Inc.
1582  Parkway  Loop,  Suite  G
Tustin,  CA  92780

Gentlemen:

     We have been retained by Cal-Bay International, Inc. (the "Company"), in connection with the Registration Statement on Form SB-2 filed by the Company with the Securities and Exchange Commission (the "Registration Statement") relating to 10,675,675 shares of common stock, par value $0.001 per share. You have requested that we render an opinion as to whether the common stock as proposed to be issued on the terms set forth in the Registration Statement will be validly issued, fully paid and non-assessable.

     In  connection  with  this  engagement,  we  have  examined  the following:

     1.     the  articles  of  incorporation  of  the  Company;

     2.     the  Registration  Statement;

     3.     the  bylaws  of  the  Company;  and

     4.     unanimous  consents  of  the  board  of  directors.

     We have examined such other corporate records and documents and have made such other examinations as we deemed relevant.

     Based upon the above examination, we are of the opinion that the shares of common stock proposed to be issued pursuant to the Registration Statement, are validly authorized and, when issued in accordance with the terms set forth in the Registration Statement, will be validly issued, fully paid, and non-assessable.

     We hereby consent to being named in the Prospectus included in the Registration Statement as having rendered the foregoing opinion and as having represented the Company in connection with the Registration Statement.

                              Sincerely  yours,

                              /s/Cletha  A.  Walstrand
                              -------------------------
                              Cletha  A.  Walstrand
                              Attorney  at  Law